UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 6, 2025
_______________________________________________________________________________

National Research Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35929	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.001 Par Value Common Stock	NRC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2025 (the “Closing Date”), National Research Corporation, a Delaware corporation (the “Company”), entered into a credit agreement (the “Credit Agreement”) with a group of lenders and First National Bank of Omaha, a national banking association, as agent, that amends and restates the terms of the Company’s existing credit facility dated May 28, 2020, as amended. The Credit Agreement provides for (i) a $30,000,000 revolving credit facility (the “Revolving Loan”) and (ii) a $110,000,000 delayed draw-down term facility (“the “Delayed Draw Term Loan” and, together with the Revolving Loan, the “Credit Facilities”). The Delayed Draw Term Loan includes an accordion feature that, so long as no event of default exists or would exist after giving effect to such increase, allows the Company to request an increase in the Delayed Draw Term Loan of up to the lesser of (x) $25,000,000 and (y) the Company’s EBITDA as of the preceding four fiscal quarters, exercisable in increments of $10,000,000 (or the remaining available amount of the accordion, if less).

Principal amounts outstanding under the Revolving Loan are due and payable in full at maturity, which shall be the third anniversary of the Closing Date. The Revolving Loan will bear interest (which shall accrue and be due on a monthly basis during the term of the Revolving Loan) at a floating rate equal to the one-month Term SOFR (“Term SOFR”), plus a percentage per annum determined by the Company’s cash flow leverage ratio, ranging from 2.25% to 2.75%. As of Closing Date, there was approximately $3,500,000 outstanding under the Revolving Loan.

Principal and accrued interest amounts outstanding under the Delayed Draw Term Loan are due and payable monthly during the term of the Delayed Draw Term Loan, which shall expire on the fifth anniversary of the Closing Date (the “Delayed Draw Term Loan Maturity Date”). The Delayed Draw Term Loan will bear interest at a floating rate equal to the Term SOFR, plus a percentage per annum determined by the Company’s cash flow leverage ratio, ranging from 2.25% to 2.75%. As of the Closing Date, the aggregate outstanding principal balance of the Delayed Draw Term Loan was $62,423,902.75 (the “Closing Date Principal Balance”). Principal amounts outstanding under the Delayed Draw Term Loan will be reduced by the following amortization schedule: (i) for the first, second, and third years following the date of such loan (or, in the case of the Closing Date Principal Balance, the first, second, and third years following the Closing Date), equal monthly installments sufficient to amortize the aggregate outstanding principal balance as of the date of such loan (or, in the case of the Closing Principal Balance, as of the Closing Date) by 5.00% and (ii) for the fourth and fifth years following the date of such loan (or, in the case of the Closing Date Principal Balance, the fourth and fifth years following the Closing Date), equal monthly installments sufficient to amortize the aggregate outstanding principal balance as of the date of such loan (or, in the case of the Closing Principal Balance, as of the Closing Date) by 7.50%. On the Delayed Draw Term Loan Maturity Date, all outstanding principal and accrued interest thereon will be due and payable in full.

The Company is also obligated to pay ongoing unused commitment fees quarterly in arrears at a percentage per annum determined by the Company’s cash flow leverage ratio, ranging from 0.15% to 0.30%, based on the actual daily unused portions of the Revolving Loan and the Delayed Draw Term Loan, respectively.

The Credit Facilities are secured, subject to permitted liens and other agreed upon exceptions, by a first-priority lien on and perfected security interest in substantially all of the Company’s present and future assets (including, without limitation, fee-owned real property).

The Credit Agreement contains customary representations, warranties, affirmative and negative covenants (including financial covenants) and events of default. The negative covenants include, among other things, restrictions regarding the incurrence of indebtedness and liens, repurchases of the Company’s Common Stock and acquisitions, subject in each case to certain exceptions. The Credit Agreement also contains certain financial covenants with respect to minimum fixed charge coverage ratio and maximum cash flow leverage ratio. The Company is required to maintain a minimum fixed charge coverage ratio of 1.10x for all testing periods throughout the term(s) of the Credit Facilities, which calculation excludes certain specified items, unless the Company’s liquidity falls below a specified threshold. The Company is also required to maintain a cash flow leverage ratio of 3.50x or less for all testing periods throughout the term(s) of the Credit Facilities.

This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1*	Credit Agreement dated February 6, 2025, between National Research Corporation, each lender from time to time party thereto, and First National Bank of Omaha, as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission (“SEC”) a supplemental copy of any omitted schedule or attachment upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION
(Registrant)

Date: February 10, 2025	By:	/s/ Michael D. Hays
Michael D. Hays
Chief Executive Officer